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                                                                  EXHIBIT NO. 21

                          SUBSIDIARIES OF THE COMPANY


    Name of Subsidiary                                  State of Incorporation
--------------------------                          ----------------------------

The Bank of Fitzgerald                                        Georgia
Ashburn Bank                                                  Georgia
The Bank of Dodge County                                      Georgia
Bank of Worth                                                 Georgia
Community Bank of Wilcox                                      Georgia
Colony Bank Southeast                                         Georgia
Colony Management Services, Inc.                              Georgia